SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 12, 2003

Renaissance Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-106896 (Commission File Number)	52-2356399 (IRS Employer ID Number)

1000 Woodbury Road, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(516) 364-8500

N/A (Former name or former address, if changed since last report)

Table of Contents

Item 5.  Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated November 6, 2003, in connection with the issuance by Renaissance Home Equity Loan Trust 2003-3 of Home Equity Loan Asset-Backed Certificates, Series 2003-3 in order to file a revised copy of the Pooling and Servicing Agreement attached as an Exhibit thereto.  The Pooling and Servicing Agreement filed herewith supercedes in its entirety such Pooling and Servicing Agreement.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1	Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:

/s/ Dawn Ceccarini

Name:

Dawn Ceccarini

Title:

Vice President

Dated:  November 12, 2003

EXHIBIT 4.1